                                                                    EXHIBIT 10.3

                             EMPLOYMENT AGREEMENT

     AGREEMENT dated as of October 17, 1997 between Henry C. Hirsch ("Executive") and Advanced Radio Telecom Corp. (the "Company"), a Delaware corporation the principal office of which is located at 500 108th Ave NE, Suite 2600, Bellevue, WA 98004.

                                    RECITALS
                                    --------

     Executive seeks to be employed by the Company, and the Company seeks to employ Executive as its Chairman of the Board, President and Chief Executive Officer. The Company and Executive intend that Executive shall serve the Company on the terms set forth below and, to that end, deem it desirable and appropriate to enter into this Agreement.

                                   AGREEMENT
                                   ---------

     The parties hereto, in consideration of the mutual agreements hereinafter contained, agree as follows:


1.     EFFECTIVE DATE; TERM OF AGREEMENT.  This Agreement shall become effective
       ---------------------------------
as of November 3, 1997 (the "Effective Date"). Executive's employment shall continue on the terms provided herein until December 31, 2000, subject to earlier termination as provided herein (such period of employment hereinafter called the "Employment Period").

 2.  SCOPE OF EMPLOYMENT.
     -------------------

     a.   Nature of Services.  During the Employment Period, Executive shall be
          ------------------
elected and serve as Chairman, President and Chief Executive Officer of the Company and shall have and diligently perform the duties and the responsibilities of such offices and such additional executive duties and responsibilities consistent with such offices as shall from time to time be assigned to him by the Board of Directors ("Board"). During the Employment Period, Executive shall be elected and serve as a member of the Board.

     b.   Extent of Services.  Except for illnesses and vacation periods,
          ------------------
Executive shall devote substantially all his working time and attention and his best efforts to the performance of his duties and responsibilities under this Agreement. However, Executive may (i) make any passive investments where he is not obligated or required to, and shall not in fact, devote any managerial efforts, (ii) participate in charitable or community activities or in trade or professional organizations, or (iii) subject to Board approval (which approval shall not be unreasonably withheld or withdrawn), hold directorships in public companies, provided that the Board shall have the right to limit such investments, participation and services whenever the Board shall reasonably believe that the time spent on such activities infringes in any material respect upon the time required by Executive for the performance of his duties under this Agreement or is otherwise incompatible in any material regard with those duties. All of the foregoing notwithstanding, Executive shall be allowed to continue in his role as Chairman of the Board to HLMB Ventures, LLC and Infinitec Communications, Inc., and as a shareholder, adviser and representative of Infinitec Communications, Inc., provided such activities do not materially interfere with his service to the Company.

 3.  COMPENSATION AND BENEFITS.
     -------------------------

     a.   Base Salary.   Executive shall be paid a base salary at the annualized
          -----------
rates hereinafter specified, or in each case such other annualized rate (not less than the annualized rates provided below) as the Board may determine ("Base Salary"), such Base Salary to be paid in the same manner and at the same times as the Company shall pay base salary to other executive employees. Executive's Base Salary shall be at the annualized rate of Three Hundred Twenty-Five Thousand Dollars ($325,000.00) per annum, pro rated, during the period from the Effective Date to December 31, 1997, Three Hundred Twenty-Five Thousand Dollars ($325,000.00) per annum during the period from January 1, 1998 to December 31, 1998, Three Hundred Fifty Thousand Dollars ($350,000.00) per annum during the period from January 1, 1999 to December 31, 1999, and Four Hundred Thousand Dollars ($400,000.00) per annum during the period from January 1, 2000 to December 31, 2000.

     b.   Bonus Compensation.   Executive will be eligible for an incentive
          ------------------
bonus with respect to each fiscal year or portion thereof during the Employment Period pursuant to such bonus or incentive compensation plan as is then available to executives of the Company generally, or if there is no such plan, as the Board may determine based on performance criteria set annually. The determination of the level of target incentive bonuses for each year and whether Executive has earned any incentive bonus and the amount thereof shall be made by the Board in its reasonable judgment. Notwithstanding the foregoing, for the period from the Effective Date to December 31, 1997, the amount of such incentive bonus shall be guaranteed at Fifty-Four Thousand One Hundred Sixty-Seven Dollars ($54,167.00); for the period from the January 1, 1998 to December 31, 1998, the amount of such incentive bonus shall be guaranteed at Three Hundred Twenty-Five Thousand Dollars ($325,000.00) and for the period from January 1, 1999 to December 31, 1999, the amount of such incentive bonus shall be guaranteed at not less than Eighty-Seven Thousand Five Hundred Dollars ($87,500.00). For each fiscal year (other than 1997 and 1998), Executive's target incentive bonus shall be not less than 50% of his Base Salary in effect with respect to such fiscal year and his maximum incentive bonus shall be 100% of his Base Salary in effect with respect to such fiscal year.

     c.   Policies and Fringe Benefits.  Executive shall be subject to Company
          ----------------------------
policies applicable to its executives generally and shall be entitled to receive all such fringe benefits as the Company shall from time to time make available to other executives generally (subject to the terms of any applicable fringe benefit plan), including an automobile allowance and vacation of four weeks per year, in accordance with and subject to prevailing Company policies.

     d.   Awards under Equity Incentive Plan.   Executive shall be awarded stock
          ----------------------------------
options under the Company's Restated Equity Incentive Plan ("Plan") for an aggregate of 800,000 shares of Common Stock, in each case having a five (5) year term, as follows:

               (i) Options to purchase 255,000 shares of Common Stock of the Company, 33,801 of such Options to be granted as incentive stock options, at fair market value on the date of grant;

               (ii) Options to purchase an additional 345,000 shares of Common Stock of the Company at fair market value on the date of grant, to be subject to Company stockholder approval of such grant and of certain amendments to the Plan; and

               (iii) Options to purchase an additional 200,000 shares of Common Stock of the Company at an exercise price of $12.50 per share, to be subject to Company stockholder approval of such grant and of certain amendments to the Plan.

All stock options granted hereunder shall vest and become exercisable at the rate of Thirty-Three and One Third Percent (33 1/3%) on each of the first three anniversaries of the date of the grant.

     e.   Deferred Stock.  On January 2, 2001, pursuant to the Plan and provided
          --------------
that Executive's employment has not earlier been terminated by the Company for Cause under Section 5(c) below, the Company shall deliver to Executive 100,000 shares of Common Stock of the Company (the "Shares"), subject to payment by Executive of any required withholding taxes. The number of Shares to be delivered under this paragraph shall be appropriately adjusted by the Company for any stock splits, stock dividends, or recapitalizations for which the record date precedes January 2, 2001. Executive shall not be treated as the owner of the Shares for any purposes until and unless they have been delivered in accordance with this paragraph. The award of deferred Shares described herein is intended as an unfunded and unsecured promise to pay property in the future within the meaning of Treas. Regs. (S) 1.83-3(e) and shall be construed accordingly. Shares delivered pursuant to this paragraph may be original issue shares or shares held in treasury.


     f.   Purchase of Shares. Pursuant to the Plan, Executive shall purchase
          ------------------
100,000 shares of Common Stock of the Company (the "Purchased Shares") at a per share price equal to the closing price of a share of the Company's common stock on the Nasdaq National Market on the business day immediately preceding the date of execution of this Agreement. Subject to the provisions of this paragraph, the purchase price for the Purchased Shares shall be paid by delivery of Executive's promissory note made payable to the order of the Company (the "Note"). The Note shall have a term of five years and shall bear interest at a rate equal to the minimum applicable Federal rate determined under the Internal Revenue Code. Interest and principal on the Note shall be payable in full in cash at the term of the Note or, if earlier, upon (i) termination of Executive's employment for Cause under
Section 5(c) below, (ii) voluntary termination of employment (other than a Constructive Termination), or (iii) a breach by Executive of Section 6 below. In all instances where an event shall occur rendering the Note payable prior to the expiration of its term, Executive shall have a period not to exceed ninety (90) days in which to effect such payment. Except as provided under the Change in Control Agreement of even date herewith between the Company and Executive, the Note shall be a full recourse note and shall be secured by a pledge of the Purchased Shares. The Note shall contain such other terms as the Company may reasonably determine and as are customary and consistent with the foregoing.

     g.   Transitional Living and Travel and Relocation Expenses.  The Company
          ------------------------------------------------------
will pay transitional living and travel expenses associated with Executive's relocation to Bellevue, Washington, consistent with the terms of its reimbursement policy. The Company will also pay deductible relocation expenses up to an aggregate amount not to exceed Three Hundred Thousand Dollars ($300,000.00). To the extent such deductible relocation expenses are less than $300,000.00, the Company will pay Executive the difference between the expenses paid by the Company and $300,000.00 within 15 days after the expenses are claimed by Executive.

 4.  TERMINATION OF EMPLOYMENT.
     -------------------------

     a. The Company shall have the right to terminate Executive's employment at any time and for any reason, with or without Cause. Executive may resign for any reason on thirty (30) days notice and upon Constructive Termination (as defined below).

     b. The Employment Period shall terminate when Executive dies or becomes Disabled. In addition, if by reason of Incapacity Executive is unable to perform his duties for at least six continuous months, the Employment Period may be terminated by the Company for Incapacity upon written notice by the Company to Executive. "Disability" and "Disabled" shall have the meaning given in the Company's long-term disability plan. Executive's employment shall be deemed to be terminated for Disability on the date on which Executive is entitled to receive long-term disability compensation pursuant to such long-term disability plan. "Incapacity" shall mean a disability (other than Disability) or other impairment of health that renders Executive unable to perform his duties to the reasonable satisfaction of the Board.

     c. Whenever the Employment Period shall terminate, Executive shall resign all offices or other positions he holds with the Company and any affiliated entities.

 5.  BENEFITS UPON TERMINATION OF EMPLOYMENT OR UPON EXPIRATION OF
     -------------------------------------------------------------
      THE AGREEMENT.
      -------------

     a.   Certain Terminations Prior to December 31, 2000.  If the Employment
          -----------------------------------------------
Period shall terminate prior to December 31, 2000 by reason of (i) death, Disability or Incapacity of Executive, (ii) termination by the Company for any reason other than Cause or (iii) termination by Executive in the event that either (A) Executive shall be removed from or fail to be reelected to the offices of Chairman of the Board, President and Chief Executive Officer or a director of the Company, or (B) Executive is relocated more than 40 miles from the current corporate headquarters of the Company, in either case without his prior written consent (a "Constructive Termination"), Executive shall be entitled to the following severance benefits:

               (i) The Company shall continue for the remainder of the Employment Term to pay to Executive or his legal representative his Base Salary as provided herein and incentive bonuses at the guaranteed amounts for 1997 and 1998, if applicable, and at the target amounts for periods thereafter, but in the event of termination after December 31, 1999, Executive or his legal representative shall be paid his Base Salary and target incentive bonus at the rate in effect for 2000 for a period of twelve (12) months from the date of termination, provided that if Executive is eligible for long-term disability compensation benefits under any Company long-term disability plan, the amount payable under this clause shall be reduced by the long-term disability compensation benefits under such plan for which Executive is eligible with respect to the period following termination.

               (ii) For the remainder of the Employment Period, but in no event for less than twelve (12) months or more than eighteen (18) months following termination, and subject to such minimum coverage-continuation requirements as may be required by law, the Company will provide (except to the extent that Executive shall obtain the same from another employer) such medical and hospital insurance and term life insurance for Executive and his family, comparable to the insurance provided for executives generally, as the Company shall determine, and upon the same terms and conditions as the same shall be provided for other Company executives generally; provided, however, that in no event shall such benefits or the terms and conditions thereof be less favorable to Executive than those afforded to him as of the date of termination. To the extent it is impossible or impracticable to provide any such benefits to Executive under the Company's then existing employee benefit plans or arrangements, the Company shall arrange for alternative comparable coverage or, if such alternative coverage is not available, shall pay to Executive the cost of such coverage, as reasonably determined by the Committee.

               (iii) All of Executive's previously granted stock options ("Options") then outstanding, to the extent not already vested, shall be immediately vested and shall remain exercisable for a period of one year or, if less, the remainder of the original option term, and shall then terminate.

               (iv) It is agreed and understood that all payments and benefits provided to Executive hereunder shall be expressly conditioned on the execution by Executive or his legal representative of a general release and waiver of claims in favor of the Company and its directors, officers, affiliates, and representatives.

     b.   Voluntary Termination of Employment.  If Executive terminates his
          -----------------------------------
employment voluntarily (other than a Constructive Termination), Executive or his legal representative shall not be entitled to any severance or other benefits under this Agreement, except as provided in Sections 3(e) and 3(f) hereof.

     c.   Termination for Cause.  If the Company should terminate Executive's
          ---------------------
employment for Cause, Executive or his legal representative shall not be entitled to any severance or other benefits under this Agreement, all Options shall immediately terminate, and Executive shall immediately forfeit any and all rights to the future delivery of the Shares pursuant to Section 3(e). The Company does not waive any rights it may have for damages or for injunctive relief. "Cause" shall mean dishonesty by Executive in the performance of his duties, conviction of a felony (other than a conviction arising solely under a statutory provision imposing criminal liability upon Executive on a per se basis due to the Company offices held by Executive, so long as any act or omission of Executive with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board), gross neglect of duties (other than as a result of Disability, Incapacity or death) rising to the level of deliberate dereliction, conflict of interest which conflict shall continue for 30 days after the Company gives written notice to Executive requesting the cessation of such conflict, or material breach by Executive of any of the restrictive covenants contained in Sections 6(a) and 6(b) hereof.

 6.    AGREEMENT NOT TO SOLICIT OR COMPETE; CONFIDENTIALITY.
       ----------------------------------------------------

     a.   Nonsolicitation.  For (i) a period of two years after the termination
          ---------------
of his employment, or (ii) if Executive's employment is terminated by the Company without Cause, a period equal to the length of Executive's employment from the Effective Date to the date of termination up to a maximum of two years, Executive shall not under any circumstances employ, solicit the employment of, accept unsolicited the services of or assist any other entity in employing or soliciting the employment of, any Protected Person (as defined below), recommend the employment of any Protected Person to any other business or encourage any Protected Person to terminate his or her employment relationship with the Company. A "Protected Person" shall mean any person who was employed by the Company or its subsidiaries prior to the termination of Executive's employment and is, or during the three months prior to the commencement of conversations with Executive with respect to employment was, employed by the Company or its subsidiaries.

     b.   Noncompetition.  During the course of his employment, Executive will
          --------------
learn trade secrets of the Company and will have access to Confidential Information (as hereinafter defined) and business plans of the Company. Therefore, (i) during the Employment Period, (ii) upon automatic termination of the Employment Period on December 31, 2000, if Executive should terminate his employment voluntarily at any time, or Executive's employment is terminated for Disability or Incapacity, then for a period of two years after the termination of his employment, or (iii) if Executive's employment is terminated by the Company without Cause, a period equal to the length of Executive's employment from the Effective Date to the date of termination up to a maximum of two years, Executive will not, directly or indirectly, engage in, become associated in any manner with, lend his name to or have any financial interest in any Competitive Business (as defined below) anywhere in the world, whether as a contractor, consultant, agent, partner, principal, investor, employee, owner, manager or otherwise. Without limiting the generality of the foregoing, Executive agrees during such period that he shall not, directly or indirectly, solicit or encourage any customer or vendor of the Company to terminate or diminish its relationship with the Company or to conduct with himself or with any other person, organization or other entity any business or activity which such customer or vendor conducts or could conduct with the Company. "Competitive Business" shall mean any line of business in which the Company is at the time engaged or for which the management or the Board of Directors of the Company is at the time actively planning to become engaged. Nothing herein shall prevent Executive from owning not in excess of one percent of any security issued and outstanding listed on a national securities exchange or traded on the Nasdaq National Market. It is agreed and understood that the post-employment noncompetition period prescribed herein shall be tolled, and shall not run, during any period of time in which Executive is in breach of the provisions of this Section 6(b).

     c.   Confidentiality.  Executive acknowledges that during his employment,
          ---------------
he may develop Confidential Information for the Company and may learn Confidential Information developed or owned by the Company or entrusted to it by others. Executive agrees that he will not, during the term of this Agreement or at any time thereafter, other than as required in furthering the best interests of the Company, use or disclose any Confidential Information. "Confidential Information" means any and all information of the Company that is not generally available to the public. Confidential Information includes but is not limited to (i) the Company's development, research and marketing activities, (ii) the Company's products and services, (iii) the Company's costs, sources of supply and strategic plans, (iv) the identity and requirements of the Company's customers, prices charged and services provided and (v) the people and organizations with whom the Company has business relationships and those relationships. Confidential Information also includes such information as the Company may receive or has received belonging to customers or others who do business with it, but shall not include information which is either generally known to the public and/or is required to be disclosed publicly by operation of law or regulation.

     d.   Return of Confidential Information.  All Confidential Information
          ----------------------------------
created by Executive or to which Executive has access and all documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company or containing, based on or reflecting Confidential Information (the "Documents"), whether or not prepared by Executive, shall be the sole and exclusive property of the Company.
Executive shall return to the Company immediately after the termination of this Agreement, and at such other times as may be specified by the Company, all Documents and all other property of the Company then in his possession or control.

7.   ENFORCEMENT.    The parties desire that the provisions of this Agreement
     -----------
shall be enforced to the fullest extent permissible under the laws and public policies applied to the jurisdiction whose laws govern this Agreement. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, and in the event that any restriction shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, shall be the maximum restriction allowed by the laws of such jurisdiction and such restriction shall be deemed to have been revised accordingly.

8.   REMEDIES.   Executive acknowledges that he has carefully read and
     --------
considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Section 6 hereof. Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and that each and every one of the restraints is reasonable in respect to its core subject matter, length of time and geographic area. Executive acknowledges that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be accurately compensated for in damages by an action at law, and that, were he to breach any of the covenants contained in
Section 6 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond, and shall be further entitled to recover from Executive its reasonable attorney's fees and expenses incurred in connection with the enforcement of its rights hereunder should the Company prevail.

9.   ASSIGNMENT.  The rights and obligations of the Company shall inure to the
     ----------
benefit of and shall be binding upon the successors and assigns of the Company. The rights and obligations of Executive are not assignable except only that payments payable to him after his death shall be made by devise or descent.

10.  NOTICES.  All notices and other communications required hereunder shall
     -------
be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage prepaid. If sent to the Company, the same shall be mailed to the Company at 500 108th Avenue, N.E., Suite 2600, Bellevue, WA 98004,
Attention: General Counsel, or other such address as the Company may hereafter designate by notice to Executive; and if sent to Executive, the same shall be mailed to Executive at 2702 Carolina Way, Houston, TX 77005 or such other address as Executive may hereafter designate by notice to the Company.

11.  WITHHOLDING.  Anything to the contrary notwithstanding, all payments
     -----------
required to be made by the Company hereunder to Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

12.  GOVERNING LAW.  This Agreement and the rights and obligations of the
     -------------
parties hereunder shall be governed by the laws of the State of Washington.

13.  CONFLICTING AGREEMENTS.  Executive hereby represents and warrants that the
     ----------------------
execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.

14.  SEVERABILITY.  If any portion or provision of this Agreement shall to any
     ------------
extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The parties agree to substitute a provision that effects the intent of the invalidated provision as nearly as possible.

15.  WAIVER; AMENDMENT.  No waiver of any provision hereof shall be effective
     -----------------
unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly or authorized representative of the Company.

16.  HEADINGS; COUNTERPARTS.  The headings and captions in this Agreement are
     ----------------------
for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

17.  ENTIRE AGREEMENT.  This Agreement represents the entire agreement between
     ----------------
the
parties relating to the terms of Executive's employment by the Company and supersedes all prior written or oral agreements between them.


                          /s/ Henry C. Hirsch
                         ---------------------------------
                         Henry C. Hirsch


                         ADVANCED RADIO TELECOM CORP.



                         By /s/ Thomas A. Grina
                           -------------------------------